Exhibit 10.4

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], 2026, is made and entered into by and among [PUBCO], a Cayman Islands exempted company limited by shares with registration number 435166 (the “Pubco”), CSLM Acquisition Sponsor II, Ltd, a Cayman Islands exempted company (the “Sponsor”), Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC, the representative of the underwriters (the “Representative”) and the undersigned parties listed under Holder on the signature pages hereto (each such party, and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 5.2 of this Agreement, a “Holder” and collectively the “Holders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, on October 6, 2026, CSLM Digital Asset Acquisition Corp III, Ltd, a Cayman Islands exempted company (“Acquiror”), and First Digital Group Ltd., a Gibraltar private company limited by shares (the “Company”) entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) at least one (1) Business Day prior to the Reincorporation Merger, the Company will (i) re-domicile from Gibraltar to the Cayman Islands, and (ii) transfer by way of continuation as an exempted company limited by shares in the Cayman Islands in accordance with the Gibraltar Companies Act and the Cayman Companies Act (as applicable) (the “Re-domiciliation and Continuation”), (b) at least one (1) Business Day after the consummation of the Re-domiciliation and Continuation, Acquiror will merge with and into PubCo (the “Reincorporation Merger”), with PubCo being the surviving entity and Merger Sub becoming a wholly-owned subsidiary of PubCo, and (c) at least one (1) Business Day after the completion of both the Reincorporation Merger and the Re-domiciliation and Continuation and within three (3) Business Days after the completion of the Reincorporation Merger, Merger Sub will merge with and into the Company (the “Acquisition Merger” and, together with the Reincorporation Merger, the “Mergers”), with the Company being the surviving entity and becoming a wholly-owned Subsidiary of PubCo and the outstanding securities of the Company immediately prior to the Acquisition Merger Effective Time being converted into securities of PubCo (the Mergers together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”);

WHEREAS, upon the Reincorporation Merger Effective Time, all of the issued and outstanding securities of Acquiror immediately prior to the Reincorporation Merger Effective Time shall no longer be issued and outstanding and shall automatically be cancelled, in exchange for the right of the holders thereof to receive certain securities of PubCo, in each case, upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Cayman Companies Act and other applicable laws;

WHEREAS, upon the Acquisition Merger Effective Time, each Company Exchanging Share shall automatically be cancelled and converted into, and shall thereafter represent the right of each holder of the Company Exchanging Shares to receive, such number of newly issued PubCo Ordinary Shares as determined in accordance with the Business Combination Agreement;

WHEREAS, as a result of the Business Combination, the Holders were issued certain PubCo Ordinary Shares and/or Warrants on the terms and conditions set forth in the Business Combination Agreement;

WHEREAS, Acquiror, the Sponsor, the Representative, and certain other parties thereto entered into that certain Registration Rights Agreement, dated as of August 26, 2025 (the “Prior Agreement”);

WHEREAS, pursuant to Section 5.5 of the Prior Agreement, upon the written consent of the Acquiror and the holders of at least a majority in interest of the Registrable Securities (as defined in the Prior Agreement) at the time in question (which majority must include the Representative if such amendment or modification is material and adverse to the Representative), compliance with any of the provisions, covenants and conditions set forth in the Prior Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects any Holder (as defined in the Prior Agreement), solely in his, her or its capacity as a holder of the shares of the Acquiror, in a manner that is materially different from the other such holders (in such capacity) shall require the consent of each such Holder (as defined in the Prior Agreement) so affected;

WHEREAS, in connection with the transactions contemplated by the Business Combination Agreement, the Acquiror, the Sponsor and the Representative, constituting the majority of the holders of Registrable Securities (as defined in the Prior Agreement), desire to amend and restate the Prior Agreement in its entirety, and to enter into this Agreement with Pubco and Holders, pursuant to which the Pubco shall grant the Holders certain registration rights with respect to certain securities of the Pubco held thereby;

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article 1
DEFINITIONS

1.1 Definitions. The terms defined in this Article 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Agreement” shall have the meaning given in the Preamble.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which, in the good faith judgment of the principal executive officer or the principal financial officer of the Pubco, after consultation with outside counsel to the Pubco, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (b) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement or Prospectus, as the case may be, and (c) the Pubco has (x) a bona fide business purpose for not making such information public or (y) determined the premature disclosure of such information would materially adversely affect the Pubco.

“Block Trade” shall have the meaning given to it in subsection 2.3.1 of this Agreement.

“Board” shall mean the board of directors of the Pubco.

“Business Combination” shall have the meaning given in the Preamble.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Company” shall have the meaning given in the Preamble.

“Demanding Holder” shall mean any Holder or group of Holders, that together elects to dispose of Registrable Securities with a total offering price reasonably expected to exceed $25 million at the time of the Underwritten Demand, under a Registration Statement pursuant to an Underwritten Offering.

“Effectiveness Period” shall have the meaning given in subsection 3.1.1 of this Agreement.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Financial Counterparty” shall have the meaning given in subsection 2.3.1 of this Agreement.

“Holders” shall have the meaning given in the Preamble.

“Holder Indemnified Persons” shall have the meaning given in subsection 4.1.1 of this Agreement.

“Lock-Up Agreement” shall mean the Lock-Up Agreement, dated as of the date hereof, by and among the Pubco and the Holders party thereto.

“Lock-Up Period” shall have the meaning ascribed to such term in the Lock-Up Agreement.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4 of this Agreement.

“Misstatement” shall mean, in the case of a Registration Statement, an untrue statement of a material fact or an omission to state a material fact required to be stated therein, or necessary to make the statements therein not misleading, and in the case of a Prospectus, an untrue statement of a material fact or an omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Other Coordinated Offering” shall have the meaning given to it in subsection 2.3.1 of this Agreement.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1 of this Agreement.

“Pro Rata” shall have the meaning given in subsection 2.1.4 of this Agreement.

“Prospectus” shall mean the prospectus (including the preliminary prospectus) included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Registrable Security” shall mean (a) any PubCo Ordinary Shares held by a Holder as of the Acquisition Merger Effective Date (including the PubCo Ordinary Shares issued or issuable upon the exercise of the Warrants, or the exercise or conversion of any other equity security issued to a Holder pursuant to the terms of the Business Combination Agreement or the other Transaction Documents), (b) any PubCo Ordinary Shares issued to a Holder following the Acquisition Merger Effective Date pursuant to the terms of the Business Combination Agreement or the other Transaction Documents (including the PubCo Ordinary Shares issued or issuable upon the exercise or conversion of any equity security issued to a Holder pursuant to the terms of the Business Combination Agreement or the other Transaction Documents), (c) any other equity security of the Pubco issued or issuable with respect to any such PubCo Ordinary Shares set forth under the preceding subparagraphs (a) and (b) by way of a share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Pubco and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and any such registration statement having become effective by the Commission.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(i) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority) and any securities exchange on which the PubCo Ordinary Shares are then listed;

(ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(iii) printing, messenger, telephone and delivery expenses;

(iv) reasonable fees and disbursements of counsel for the Pubco;

(v) reasonable fees and disbursements of all independent registered public accountants of the Pubco incurred specifically in connection with such Registration or Underwritten Offering;

(vi) the fees and expenses incurred in connection with the listing of any Registrable Securities on each securities exchange or automated quotation system on which similar securities issued by the Pubco are then listed;

(vii) the fees and expenses in relation to the subsequent removal of the restrictive legend from the Registrable Securities;

(viii) the fees and expenses incurred by the Pubco in connection with any road show for any Underwritten Offerings; and

(ix) reasonable fees and expenses of one (1) legal counsel selected jointly by the Demanding Holders initiating an Underwritten Demand, the Requesting Holders participating in an Underwritten Offering and the Holders participating in a Piggyback Registration, as applicable, which fees and expenses shall not exceed USD150,000.

“Registration Statement” shall mean any registration statement under the Securities Act that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement and all exhibits to and all material incorporated by reference in such registration statement.

“Representative” shall have the meaning given in the Preamble.

“Requesting Holder” shall have the meaning given in subsection 2.1.3 of this Agreement.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Registration” shall have the meaning given in subsection 2.1.1 of this Agreement.

“Sponsor” shall have the meaning given in the Preamble.

“Suspension Event” shall have the meaning given in Section 3.4 of this Agreement.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Demand” shall have the meaning given in subsection 2.1.3 of this Agreement.

“Underwritten Offering” shall mean a Registration in which securities of the Pubco are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Warrants” shall mean the PubCo Warrants, the Binance PubCo Warrant, the Noble Elite PubCo Warrant and the Sponsor Warrants.

Article 2
REGISTRATIONS

2.1 Registration.

2.1.1 Shelf Registration. The Pubco agrees that, as soon as practicable but no later than twenty (20) days after the consummation of the Business Combination, the Pubco will use commercially reasonable efforts to file with the Commission (at the Pubco’s sole cost and expense) a Registration Statement on Form F-3 (or, if Form F-3 is not available to be used by PubCo at such time, on Form F-1 or another appropriate form permitting Registration of the relevant Registrable Securities for resale by the Holders) registering the resale or other disposition of the Registrable Securities (a “Shelf Registration”).

2.1.2 Effective Registration. The Pubco shall use commercially reasonable efforts to cause such Registration Statement to become effective by the Commission as soon as reasonably practicable after the initial filing of the Registration Statement and in any event within ninety (90) days following the date of filing thereof. Subject to the limitations contained in this Agreement, the Pubco shall effect any Shelf Registration on such appropriate registration form of the Commission (a) as shall be selected by the Pubco and (b) as shall permit the resale or other disposition of the Registrable Securities by the Holders. If at any time a Registration Statement filed with the Commission pursuant to subsection 2.1.1 is effective and a Holder provides written notice to the Pubco that it intends to effect an offering of all or part of the Registrable Securities included on such Registration Statement, the Pubco will use commercially reasonable efforts to amend or supplement such Registration Statement as may be necessary in order to enable such offering to take place in accordance with the terms of this Agreement.

2.1.3 Underwritten Offering. Subject to the provisions of subsection 2.1.4 and Sections 2.4 and 3.4 hereof, any Demanding Holder may make a written demand for an Underwritten Offering pursuant to a Registration Statement filed with the Commission in accordance with subsection 2.1.1 (an “Underwritten Demand”). The Pubco shall, within ten (10) days of the Pubco’s receipt of the Underwritten Demand, notify, in writing, all other Holders of such demand, and each Holder who thereafter requests to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering pursuant to such Underwritten Demand (each such Holder that requests to include all or a portion of such Holder’s Registrable Securities in such Underwritten Offering, a “Requesting Holder”) shall so notify the Pubco, in writing, within two (2) days (one (1) day if such offering is an overnight or bought Underwritten Offering) after the receipt by the Holder of the notice from the Pubco. Upon receipt by the Pubco of any such written notification from a Requesting Holder(s), such Requesting Holder(s) shall be entitled to have their Registrable Securities included in such Underwritten Offering pursuant to such Underwritten Demand. All such Holders proposing to distribute their Registrable Securities through such Underwritten Offering under this subsection 2.1.3 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Demanding Holders initiating such Underwritten Offering. Notwithstanding the foregoing, the Pubco is not obligated to effect more than an aggregate of three (3) Underwritten Offerings pursuant to this subsection 2.1.3 and is not obligated to effect an Underwritten Offering pursuant to this subsection 2.1.3 within ninety (90) days after the closing of an Underwritten Offering.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Offering pursuant to an Underwritten Demand, in good faith, advises the Pubco, the Demanding Holders, the Requesting Holders and other persons or entities holding PubCo Ordinary Shares or other equity securities of the Pubco that the Pubco is obligated to include pursuant to separate written contractual arrangements with such persons or entities (if any) in writing that the dollar amount or number of Registrable Securities or other equity securities of the Pubco requested to be included in such Underwritten Offering exceeds the maximum dollar amount or maximum number of equity securities of the Pubco that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Pubco shall include in such Underwritten Offering, as follows: (a) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that all of the Demanding Holders and Requesting Holders have requested be included in such Underwritten Offering (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (b) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a), PubCo Ordinary Shares or other equity securities of the Pubco that the Pubco desires to sell and that can be sold without exceeding the Maximum Number of Securities; and (c) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (a) and (b), PubCo Ordinary Shares or other equity securities of the Pubco held by other persons or entities that the Pubco is obligated to include pursuant to separate written contractual arrangements with such persons or entities and that can be sold without exceeding the Maximum Number of Securities.

2.1.5 Withdrawal. A majority in interest of the Demanding Holders initiating an Underwritten Offering shall have the right to withdraw its Registrable Securities included in an Underwritten Offering pursuant to subsection 2.1.3 for any or no reason whatsoever upon written notification to the Pubco and the Underwriter or Underwriters (if any) of its intention to so withdraw at any time up to five (5) days prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Offering. Following the receipt of any withdrawal notice, the Pubco shall promptly forward such withdrawal notice to any other Demanding Holders (if any) and other Requesting Holders (if any). Following the receipt of such notice, the other Demanding Holders and Requesting Holders, provided they collectively qualify as Demanding Holders, may elect to continue with the Underwritten Offering and such election to continue shall count as a Underwritten Demand of the continuing Demanding Holders for purposes of subsection 2.1.3 and not of the withdrawing Demanding Holders. If the Underwritten Offering is not continued pursuant to this subsection 2.1.5, then the withdrawn Underwritten Offering shall count as an effected Underwritten Offering for purposes of subsection 2.1.3.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. Subject to the provisions of subsection 2.2.2 and Sections 2.4 and 3.4 hereof, if the Pubco proposes to consummate an Underwritten Offering for its own account or for the account of shareholders of the Pubco (other than pursuant to Section  2.1), then the Pubco shall give written notice of such proposed action to all of the Holders as soon as practicable, which notice shall (a) describe the amount and type of securities to be included, the intended method(s) of distribution and the name of the proposed managing Underwriter or Underwriters, if any, and (b) offer to all of the Holders the opportunity to include of such number of Registrable Securities as such Holders may request in writing within two (2) days (unless such offering is an overnight or bought Underwritten Offering, then one (1) day), in each case after receipt of such written notice (such Registration a “Piggyback Registration”). The Pubco shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this subsection 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Pubco included in such Piggyback Registration and to permit the resale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to include Registrable Securities in an Underwritten Offering under this subsection 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Pubco.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Pubco and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares or equity securities of the Pubco that the Pubco desires to sell, taken together with (a) the shares or equity securities of the Pubco, if any, as to which the Underwritten Offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (b) the Registrable Securities as to which a Piggyback Registration has been requested pursuant to this Section 2.2 and (c) the shares or equity securities of the Pubco, if any, as to which inclusion in the Underwritten Offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of the Pubco, exceeds the Maximum Number of Securities, then:

(i) If the Underwritten Offering is undertaken for the Pubco’s account, the Pubco shall include in any such Underwritten Offering (A) first, the PubCo Ordinary Shares or other equity securities of the Pubco that the Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders requesting a Piggyback Registration pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), PubCo Ordinary Shares or other equity securities of the Pubco, if any, as to which inclusion in the Underwritten Offering has been requested pursuant to written contractual piggyback registration rights of other shareholders of the Pubco, which can be sold without exceeding the Maximum Number of Securities; or

(ii) If the Underwritten Offering is pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, then the Pubco shall include in any such Underwritten Offering (A) first, PubCo Ordinary Shares or other equity securities of the Pubco, if any, of such requesting persons or entities, which can be sold without exceeding the Maximum Number of Securities; (B) two, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), the Registrable Securities of Holders requesting a Piggyback Registration pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A) and (B), PubCo Ordinary Shares or other equity securities of the Pubco that the Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), PubCo Ordinary Shares or other equity securities of the Pubco for the account of other persons or entities that the Pubco is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities.

2.2.3 Piggyback Registration Withdrawal. Any Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Pubco and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to (a) in the case of an Underwritten Offering, the launch of the roadshow (or other formal marketing activities) by the Underwriter(s); and (b) otherwise, the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Pubco shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration or Underwritten Offering effected pursuant to this Section 2.2 shall not be counted as an Underwritten Offering pursuant to an Underwritten Demand effected under Section 2.1 hereof.

2.3 Block Trades; Other Coordinated Offerings.

2.3.1 Notwithstanding any other provision of this Article 2, but subject to Sections 2.4 and 3.4, at any time and from time to time when an effective Registration Statement is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “Block Trade”) or (b) an “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal, (an “Other Coordinated Offering”), in each case, with a total offering price reasonably expected to exceed, in the aggregate, $25 million, then if such Demanding Holder requires any assistance from the Pubco pursuant to this Section 2.3, such Holder shall notify the Pubco promptly of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such offering is to commence and the Pubco shall use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Pubco and any Underwriters or brokers, sales agents or placement agents (each, a “Financial Counterparty”) prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade or Other Coordinated Offering.

2.3.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to withdraw from such Block Trade or Other Coordinated Offering for any or no reason whatsoever upon written notification to the Pubco, the Underwriter or Underwriters (if any) and Financial Counterparty (if any) of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Pubco shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this subsection 2.3.2.

2.3.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to Section 2.3 of this Agreement.

2.3.4 The Demanding Holder in a Block Trade or Other Coordinated Offering shall have the right to select the Underwriters and Financial Counterparty (if any) for such Block Trade or Other Coordinated Offering (in each case, which shall consist of one or more reputable nationally recognized investment banks).

2.3.5 A Demanding Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 2.3 in any twelve (12) month period. For the avoidance of doubt, any Block Trade or Other Coordinated Offering effected pursuant to this Section 2.3 shall not be counted as a demand for an Underwritten Offering pursuant to subsection hereof.

2.4 Restrictions on Registration Rights. If (a) during the period starting with the date thirty (30) days prior to the Pubco’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Pubco-initiated Registration and provided that the Pubco continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (b) the Holders have requested an Underwritten Offering pursuant to an Underwritten Demand and the Pubco and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (c) the Holders have requested an Underwritten Offering pursuant to an Underwritten Demand and in the good faith judgment of the Board such Underwritten Offering would be seriously detrimental to the Pubco and the Board concludes as a result that it is essential to defer the undertaking of such Underwritten Offering at such time, then in each case the Pubco shall have the right, upon giving prompt written notice of such action to the affected Holders (which notice shall specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Pubco to be necessary for such purpose; provided, however, that the Pubco shall not defer its obligation in this manner more than once in any twelve (12)-month period.

2.5 Market Stand-off. In connection with any Underwritten Offering of equity securities of the Pubco (other than a Block Trade or Other Coordinated Offering), if reasonably requested by the Underwriter(s), each Holder that is (a) an executive officer, (b) a director or (c) Holder in excess of five percent (5%) of the outstanding PubCo Ordinary Shares (and for which it is customary for such a Holder to agree to a lock-up) agrees that it shall not Transfer any shares of PubCo Ordinary Shares or other equity securities of the Pubco (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Pubco, during the ninety (90)-day period (or such shorter time agreed to by the managing Underwriters) beginning on the date of pricing of such offering, except as expressly permitted by such lock-up agreement or in the event the Underwriter(s) otherwise agree by written consent. Each such Holder agrees to execute a customary lock-up agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders).

Article 3
PUBCO PROCEDURES

3.1 General Procedures. The Pubco shall use its reasonable best efforts to effect such Registration or Underwritten Offering to permit the resale or other disposition of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Pubco shall, as expeditiously as possible and to the extent applicable:

3.1.1 prepare and file with the Commission after the consummation of the Business Combination a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective in accordance with Section 2.1 hereof and remain effective, including filing a replacement Registration Statement, if necessary, until all Registrable Securities covered by such Registration Statement have been sold or are no longer outstanding (such period, the “Effectiveness Period”);

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by the Holders or any Underwriter or as may be required by the rules, regulations or instructions applicable to the registration form used by the Pubco or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or are no longer outstanding;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters or Financial Counterparty, if any, and the Holders of Registrable Securities included in such Registration or Underwritten Offering or Block Trade, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus (including each preliminary Prospectus) and such other documents as the Underwriters and the Holders of Registrable Securities included in such Registration or Underwritten Offering or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders; provided, that the Pubco will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.4 prior to any Underwritten Offering of Registrable Securities, use commercially reasonable efforts to (a) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (b) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Pubco and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Pubco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Pubco are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement or Underwritten Offering;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 during the Effectiveness Period, furnish a conformed copy of each filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, promptly after such filing of such documents with the Commission to each seller of such Registrable Securities or its counsel; provided, that the Pubco will not have any obligation to provide any document pursuant to this clause that is available on the Commission’s EDGAR system;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act;

3.1.10 subject to the provisions of this Agreement, notify the Holders of the happening of any event as a result of which a Misstatement exists, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.11 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a Financial Counterparty pursuant to such Registration, permit a representative of the Holders, the Underwriters or other Financial Counterparty facilitating such Underwritten Offering, Block Trade, Other Coordinated Offering or other sale pursuant to such Registration, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement or the Prospectus, and cause the Pubco’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, Financial Counterparty, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters or Financial Counterparty enter into confidentiality agreements, in form and substance reasonably satisfactory to the Pubco, prior to the release or disclosure of any such information;

3.1.12 obtain a comfort letter from the Pubco’s independent registered public accountants in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a Financial Counterparty pursuant to such Registration (subject to such Financial Counterparty providing such certification or representation reasonably requested by the Pubco’s independent registered public accountants and the Pubco’s counsel), in customary form and covering such matters of the type customarily covered by comfort letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.13 in the event of an Underwritten Offering, a Block Trade, an Other Coordinated Offering, or sale by a Financial Counterparty pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Pubco for the purposes of such Registration, addressed to the participating Holders or the Financial Counterparty, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, Financial Counterparty or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to such participating Holders, Financial Counterparty or Underwriter;

3.1.14 in the event of an Underwritten Offering or a Block Trade, or an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration to which the Pubco has consented, to the extent reasonably requested by such Financial Counterparty in order to engage in such offering, allow the Underwriters or Financial Counterparty to conduct customary “underwriter’s due diligence” with respect to the Pubco;

3.1.15 in the event of any Underwritten Offering, a Block Trade, an Other Coordinated Offering or sale by a Financial Counterparty pursuant to such Registration, enter into and perform its obligations under an underwriting agreement or other purchase or sales agreement, in usual and customary form, with the managing Underwriter or the Financial Counterparty of such offering or sale;

3.1.16 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first (1st) day of the Pubco’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.17 use its reasonable efforts to make available senior executives of the Pubco to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering; and

3.1.18 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration.

Notwithstanding the foregoing, the Pubco shall not be required to provide any documents or information to an Underwriter or Financial Counterparty if such Underwriter of Financial Counterparty has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter or Financial Counterparty, as applicable.

3.2 Registration Expenses. The Registration Expenses in respect of all Registrations shall be borne by the Pubco. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish (or cause to be furnished) to the Pubco in writing such information and affidavits as the Pubco reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”). Notwithstanding anything in this Agreement to the contrary, if any Holder does not provide the Pubco with its requested Holder Information, the Pubco may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if the Pubco determines, based on the advice of counsel, that it is necessary or advisable to include such information in the applicable Registration Statement or Prospectus and such Holder continues thereafter to withhold such information. No person or entity may participate in any Underwritten Offering for equity securities of the Pubco pursuant to a Registration initiated by the Pubco hereunder unless such person or entity (a) agrees to sell such person’s or entity’s securities on the basis provided in any underwriting arrangements approved by the Pubco and (b) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Adverse Disclosure; Suspension of Sales. Notwithstanding anything to the contrary in this Agreement, If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Pubco to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Pubco for reasons beyond the Pubco’s control, the Pubco may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement on not more than two (2) occasions for not more than sixty (60) consecutive calendar days on each occasion or not more than ninety (90) total calendars days, in each case, during twelve (12)-month period, determined in good faith by the Board to be necessary for such purpose. In the event the Pubco exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until such Holder receives written notice from the Pubco. The Pubco shall promptly notify the Holders of the expiration of any period during which the Pubco exercised its rights under this Section 3.4. The Holders shall maintain the confidentiality of such notice and its contents. Upon receipt of written notice from the Pubco that a Registration Statement or Prospectus contains a Misstatement, or in the opinion of counsel for the Pubco it is necessary to supplement or amend such Prospectus to comply with law, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement or including the information counsel for the Pubco believes to be necessary to comply with law (it being understood that the Pubco hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice such that the Registration Statement or Prospectus, as so amended or supplemented, as applicable, will not include a Misstatement and complies with law), or until it is advised in writing by the Pubco that the use of the Prospectus may be resumed.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Pubco, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Pubco after the date hereof pursuant to Section 13(a) or 15(d) of the Exchange Act. The Pubco further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to resell or otherwise dispose of Registrable Securities held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Pubco shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

3.6 Limitation on Registration Rights. Notwithstanding anything herein to the contrary, (i) the Representative may not exercise its rights under Sections 2.1 and 2.2 hereunder after five (5) and seven (7) years, respectively, from the effective date of the Acquiror’s registration statement on Form S-1, and (ii) the Representative may not exercise its rights under Section 2.1 more than one time.

Article 4
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Pubco agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, employees, advisors, agents, representatives, members and each person who controls such Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Persons”) against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and inclusive of all reasonable attorneys’ fees arising out of the enforcement of each such persons’ rights under this Section 4.1) resulting from any Misstatement, except insofar as the same are caused by or contained or included in any information furnished in writing to the Pubco by or on behalf of such Holder Indemnified Person specifically for use therein.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Pubco in writing such information and affidavits as the Pubco reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall, severally and not jointly, indemnify the Pubco, its officers, directors, employees, advisors, agents, representatives and each person who controls the Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees and inclusive of all reasonable attorneys’ fees arising out of the enforcement of each such persons’ rights under this Section 4.1) resulting from any Misstatement, but only to the extent that the same are made in reliance on and in conformity with information relating to the Holder so furnished in writing to the Pubco by or on behalf of such Holder specifically for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person entitled to indemnification herein shall (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or there may be reasonable defenses available to the indemnified party that are different from or additional to those available to the indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, advisor, agent, representative, member or controlling person of such indemnified party and shall survive the transfer of securities.

4.1.5 If the indemnification provided under this Section 4.1 is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall to the extent permitted by law contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by a court of law by reference to, among other things, whether the Misstatement relates to information supplied by such indemnifying party or such indemnified party and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

Article 5
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (a) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (b) delivery in person or by courier service or sent by overnight mail via a reputable overnight carrier, in each case providing evidence of delivery or (c) transmission by facsimile or email. Each notice or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third (3rd) business day following the date on which it is mailed, in the case of notices delivered by courier service, hand delivery or overnight mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation, and in the case of notices delivered by facsimile or email, at such time as it is successfully transmitted to the addressee. Any notice or communication under this Agreement must be addressed, if to the Pubco, to: [To insert Pubco’s address], and, if to any other Holder, to the address of such Holder as it appears in the applicable register for the Registrable Securities or such other address as may be designated in writing by such Holder (including on the signature pages hereto). Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Pubco hereunder may not be assigned or delegated by the Pubco in whole or in part.

5.2.2 Any Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to any transferee of Registrable Securities; provided, however, for any Holder party to the Lock-up Agreement, prior to the expiration of the Lock-Up Period, such Holder may not assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee (as defined in the Lock-up Agreement) but only if such Permitted Transferee agrees to become bound by the transfer restrictions set forth in this Agreement.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and this Section 5.2.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Pubco unless and until the Pubco shall have received (a) written notice of such assignment as provided in Section 5.1 hereof and (b) the written agreement of the assignee, in a form reasonably satisfactory to the Pubco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts. This Agreement may be executed in multiple counterparts (including facsimile or PDF counterparts), each of which shall be deemed an original, and all of which together shall constitute the same instrument, but only one of which need be produced.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION

5.5 Amendments and Modifications. Upon the written consent of (i) the Pubco, (ii) the Holders of at least a majority-in-interest of the Registrable Securities at the time in question (which majority must include the Representative if such amendment or modification is material and adverse to the Representative), (iii) so long as Noble Elite holds any Registrable Securities, Noble Elite (which consent shall not be unreasonably withheld, conditioned or delayed), and (iv) so long as Binance holds any Registrable Securities, Binance (which consent shall not be unreasonably withheld, conditioned or delayed), compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects any Holder, solely in his, her or its capacity as a holder of the shares of the Pubco, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of each such Holder so affected. No course of dealing between any Holder or the Pubco and any other party hereto or any failure or delay on the part of a Holder or the Pubco in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Pubco. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.6 Prior Agreement. The Acquiror, the Sponsor, and the Representative, by executing this Agreement, hereby agree and consent to amend and restate the Prior Agreement, and replace the Prior Agreement in its entirety by this Agreement.

5.7 Holder Information. Each Holder agrees, if requested in writing, to represent to the Pubco the total number of Registerable Securities held by such Holder in order for the Pubco to make determinations hereunder.

5.8 Other Registration Rights. The Pubco represents and warrants that as of the date hereof no person, other than a Holder of Registrable Securities, has any right to require the Pubco to register any securities of the Pubco for sale or to include such securities of the Pubco in any Registration filed by the Pubco for the sale of securities for its own account or for the account of any other person. Further, the Pubco represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.9 Term. This Agreement shall terminate upon the earlier of (a) the tenth (10th) anniversary of the date of this Agreement and (b) the date as of which the Holders cease to hold any Registrable Securities. The provisions of Article 4 shall survive any termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

Pubco:

[PUBCO]

By:
Name:
Title:

[Signature Page to A&R Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

CSLM ACQUISITION SPONSOR II, LTD

By:
Name:
Title:

[Signature Page to A&R Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

COHEN & COMPANY CAPITAL MARKETS,
A DIVISION OF COHEN & COMPANY SECURITIES, LLC

By:
Name:
Title:

[Signature Page to A&R Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDERS:

[●]

[NTD: To the shareholders of the Company who are subject to lock-up and who are otherwise restricted from selling shares, the Binance Warrantholder, and Noble Elite]

By:
Name:
Title:

[Signature Page to A&R Registration Rights Agreement]